UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On September 28, 2025, the Board of Directors (the “Board”) of CSX Corporation (the “Company”) appointed Stephen Angel as President and Chief Executive Officer of the Company and a member of the Board, effective immediately.  Mr. Angel succeeds Joseph R. Hinrichs, who separated from his employment as President and Chief Executive Officer of the Company, effective as of September 27, 2025. Mr. Hinrichs also resigned from the Board effective upon his separation. In connection with his separation from employment, Mr. Hinrichs has entered into a separation agreement providing for his separation benefits provided for under his employment agreement.

Mr. Angel, 70, is an accomplished executive with over 45 years of experience leading large, public companies and generating strong shareholder returns. He has a long and proven track record of leading high-performing teams, fostering a collaborative culture, and driving operational excellence and growth, while maintaining disciplined capital allocation and attractive returns on capital.

Mr. Angel served as Linde Chief Executive Officer from 2018 to 2022, and Chairman since 2022. He plans to retire from Linde’s Board effective January 31, 2026.

During his tenure, he oversaw the successful integration of Linde AG and Praxair, Inc., which created the world’s largest industrial gases and engineering company. Prior to Praxair’s merger with Linde, Mr. Angel served as Chairman, President, and Chief Executive Officer from 2007 to 2018, helping guide Praxair through significant transformation while identifying and pursuing strategic growth initiatives. He first joined Praxair in 2001 as Executive Vice President, responsible for Praxair's businesses in North America, Europe, and Asia. He was later named President and Chief Operating Officer in 2006.

Mr. Angel began his career at General Electric, where he spent 22 years in a variety of management positions, working directly with locomotive and rail operations. This early operational grounding shaped his leadership approach, combining deep industry knowledge with a focus on performance, safety, and people.

He serves as Non-Executive Chairman of the Board of Directors of GE Vernova, where he is a member of the Nominating and Governance Committee, and on the Board of Directors at GE Aerospace, where he chairs the Management Development and Compensation Committee. In addition, he is a member of the Board of Directors of Stoke Space Technologies, and has previously served as director of PPG Industries, the Hydrogen Council, and the US-China Business Council, and as co-chair of the US-Brazil CEO Forum. He is also a graduate member of The Business Council, where he served on the executive committee.

Stephen Angel Employment Letter

In connection with his appointment as CEO and President, the Company and Mr. Angel have entered into an employment letter, dated September 26, 2025 (the “Employment Letter”), under which Mr. Angel will receive an initial annual base salary of $1,500,000 and will have an initial annual target bonus opportunity under the Company’s Management Incentive Compensation Plan of 175% of base salary. In addition, Mr. Angel will receive a sign-on equity award (the “Sign-On Equity Award”) under the Company’s 2019 Stock and Incentive Award Plan having a grant date target value of $10,000,000, comprised (i) 50% of performance share units that will be eligible to be earned based on the achievement of performance criteria applicable to the Company’s 2025-2027 long term incentive program and any units that are earned will vest and become payable on the third anniversary of his employment start date and (ii) 50% of stock options that will cliff vest on the third anniversary of Mr. Angel’s start date and will have an exercise price equal to the closing price per share of CSX common stock on the grant date and a seven-year term. Beginning in 2026, Mr. Angel will be eligible to receive an annual long term incentive award (an “LTIP Award”) under the Company’s long term incentive plans on a substantially similar basis as other similarly situated executives of the Company, with the initial grant to be made in 2026 having a grant date target value of $13,500,000. The Company will also provide Mr. Angel with corporate housing in Jacksonville, Florida, will reimburse Mr. Angel for up to $100,000 in non-refundable expenses incurred by him for personal trips cancelled in 2025, and will provide up to $200,000 per year for his personal use of the corporate aircraft.

In the event of a termination of Mr. Angel’s employment by the Company without “cause” or if he resigns for “good reason” (each as defined in the Employment Letter), in each case prior to his becoming “retirement eligible” (as defined below), he will receive the following severance benefits, subject to his execution and non-revocation of a general waiver and release of claims and compliance with post-employment restrictive covenants:

•	Pro rata service vesting of the Sign-On Equity Award and any outstanding LTIP Awards based on the number of months employed in the vesting or performance period during which the termination occurs, with any awards subject to performance criteria to be earned based on actual performance at the end of the applicable performance period (the “Pro-Rata Vesting”);

•	A lump sum cash payment, paid within 60 days of the termination date, equal to two times his then-current base salary and target annual bonus opportunity; and

•	A pro-rata bonus for the year of termination based on the number of days employed during the year in which the termination occurs and actual performance, paid at the same time bonuses are paid to other senior executives.

If Mr. Angel’s employment terminates due to his death or a disability rendering him physically or mentally unable to perform his duties, he will receive, subject to his execution and non-revocation of a general waiver and release of claims and compliance with post-employment restrictive covenants, the Pro-Rata Vesting.

In the event that Mr. Angel’s employment terminates after he become “retirement eligible” (defined to mean his attainment of age 60 plus at least 3 years of continued service with the Company) either (i) by the Company without cause or by him for good reason or (ii) by him due to his voluntary retirement by providing the Company with at least 180 days’ notice of his plans to retire, Mr. Angel will receive, in lieu of any of the severance benefits described above and subject to his execution and non-revocation of a general waiver and release of claims and compliance with post-employment restrictive covenants, continued vesting of any outstanding portion of the Sign-On Equity Award and any other outstanding LTIP Awards, subject to any relevant performance criteria.

Mr. Angel has also entered into the Company’s Form of Change of Control Agreement (the “CIC Agreement”), under which, in the event of a termination of employment by the Company without cause or by Mr. Angel for good reason in connection with a “change of control” (as defined in the CIC Agreement) of the Company, he will receive the following severance benefits, subject to his execution and non-revocation of a general waiver and release of claims and compliance with post-employment restrictive covenants:

•	A lump sum cash payment, paid within 30 days of the termination date, equal to (i) three times his then-current base salary and target annual bonus opportunity and (ii) 102% of the estimated aggregate cost of the medical, group life and disability benefits to be provided for the three-year period following the termination date;

•	A pro-rata annual bonus for the year of termination, based on target performance and paid at the same time bonuses are normally paid; and

•	Outplacement services of up to $40,000 for the period commencing on the termination date and ending on the last day of the second calendar year following the calendar year in which the termination occurs.

Mr. Angel is subject to non-competition and non-solicitation restrictions under the Company’s form of Non-Compete Agreement (the “Non-Compete Agreement”) that apply during his employment with the Company and for 18 months following a termination of employment and confidentiality and non-disparagement restrictions that apply in perpetuity.

The foregoing descriptions of the Employment Letter, the CIC Agreement and the Non-Compete Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements to be attached to the Company’s [Quarterly Report on Form 10-Q filed for the quarter ending September 30, 2025.

There are no arrangements or understandings pursuant to which Mr. Angel was selected for his position. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the leadership changes mentioned above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are being furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated September 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Internet addresses are provided for informational purposes only and are not intended to be hyperlinks.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Michael Burns
Michael Burns
Senior Vice President,
Chief Legal Officer and
Corporate Secretary

Date: September 29, 2025